UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 15, 2010

STAR GAS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2187 Atlantic Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

(i)       Effective as of January 15, 2010, Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”) and its wholly-owned subsidiary Star Gas Finance Company, a Delaware Corporation (“SGFC”) and together with the Partnership, the “Issuers”) have given notice to the holders of the Issuers’ 10.25% Senior Notes due 2013 (CUSIP No. 85512QAE4) (the “Senior Notes”) of the Issuers’ election to redeem (the “Redemption”) $50 million in face amount of Senior Notes at a redemption price of 101.708% plus any accrued but unpaid interest thereon with a redemption date of February 19, 2010.  The Trustee of the Senior Notes, the Union Bank of California, N.A., will also serve as the Paying Agent for the Redemption.

Item 9.01 (d)	Exhibits

99.1      A copy of the Star Gas Partners, L.P. Press Release dated January 15, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P.
By: Kestrel Heat, LLC (General Partner)

By:	/s/ Richard Ambury
Name:	Richard Ambury
Title:	Chief Financial Officer

Date: January 15, 2010

Exhibit Index

99.1      Press Release.